Exhibit 4(c)2

Sapiens International Corporation N.V.
2003 Share Option Plan

A. NAME AND PURPOSE

    1.        Name: This plan, as amended from time to time, shall be known as the “Sapiens International Corporation N.V. 2003 Share Option Plan” (the “Plan”).

    2.        Purpose: The purpose and intent of the Plan is to provide incentives to employees and directors, consultants and contractors of Sapiens International Corporation N.V., a company incorporated under the laws of the Netherlands Antilles (the “Company”), or any Affiliate thereof (as defined below) and any other entity which the Board of Directors of the Company (the “Board”) shall decide their services are considered valuable to the Company, by providing them with opportunities to purchase Common Shares, nominal value of 2.30 euro each (“Shares”) of the Company, pursuant to a plan approved by the Board which is designed to benefit from, and is made pursuant to, the provisions of either Section 102 or Section 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the “Ordinance”), as applicable, and the rules and regulations promulgated thereunder.

“Affiliate”means any “employing company” within the meaning of Section 102(a) of the Ordinance.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

    3.        Administration:

    3.1        The Board may appoint a Compensation Committee, which will consist of such number of directors of the Company, as may be fixed from time to time by the Board, but no fewer then two members of the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to the Committee, and shall fill vacancies in the Committee however caused. Subject to applicable law and to the Company’s incorporation documents and at the Board’s sole discretion, the Compensation Committee will have the power to administer the Plan. However, notwithstanding the above, until the Board shall delegate administration to such committee, or if such delegation is not permitted by law, or if such committee shall cease to operate the Board will administer the Plan (the Compensation Committee or the Board, as applicable, shall hereinafter be referred to as the“Committee”).

    3.2        The Committee shall select one of its members as its chairman (the “Chairman”) and shall hold its meetings at such times and places, as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

    3.3        Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or desirable for, or incidental to, the administration of the Plan, including without limitation the authority to grant options to purchase Shares (the “Options”), to interpret the Plan and to determine (i) the persons (“Grantees”) to whom Options shall be granted, (ii) the number of Shares subject to each Option, (iii) the exercise price for such Options, (iv) the time or times at which the same shall be granted, (v) the type of consideration payable with respect to the exercise price of Options and (vi) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for (vii) the Fair Market Value (as defined below) of the Shares covered by each Option, (viii) alter any restrictions and conditions of any Options or Shares subject to any Options, (ix) interpret the provisions and supervise the administration of the Plan, (x) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option, (xi) prescribe, amend and rescind rules and regulations relating to the Plan, and (xii) make all other determinations deemed necessary or advisable for the administration of the Plan.

“Fair Market Value” means as of any date, the value of a Share determined as follows:

    (a)        If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Committee deems reliable;

    (b)        Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares are registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

    (c)        If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(d) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

3.4 Subject to the general terms and conditions of the Plan and the Ordinance, the Committee shall have the full authority in its discretion, to determine:

    (a)        with respect to the grant of 102 Options (as defined in Section 5.1(a)(i) below) – whether the Company shall elect the “Ordinary Income Route” under Section 102(b)(1) of the Ordinance (the “Ordinary Income Route”) or the “Capital Gains Route” under Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) (each of the Ordinary Income Route or the Capital Gains Route – a “Taxation Route”) for the grant of 102 Options, and the identity of the trustee, subject to Board approval, who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route. If the Committee determines that the Company shall elect one of the Taxation Routes for the grant of 102 Options, the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route; and

    (b)        with respect to the grant of 3(9) Options (as defined in Section 5.1(a)(ii) below) – whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Options in accordance with the provisions of this Plan.

(c) For the avoidance of doubt, all 102 Options must be held in trust by a Trustee (as defined in Section 5.1(c) below), and as described in Section 5.1(c) below.

    3.5        Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102 Options that will not subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance (“102(c) Options”).

    3.6        The Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the purchase price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

    3.7        The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

    3.8        The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.

    4.        Eligible Grantees:

    4.1        The Committee, at its discretion, may grant Options to any Employees (as defined below) and/or Non-Employees (as defined below) of the Company or of any Affiliate, all in accordance with Section 5.1(a) below.

    4.2        Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented only in accordance with the provisions of applicable law, as in effect from time to time.

    4.3        The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company or of its Affiliates.

    5.        Grant of Options, Issuance of Shares, Dividends and Shareholder Rights:

5.1 Grant of Options and Issuance of Shares.

(a) Subject to the provisions of the Ordinance and applicable law,

    (i)        all grants of Options to Employees (as defined below), shall be made only pursuant to the provisions of Section 102 of the Ordinance and the rules and regulations promulgated thereunder (“102 Options”), or any other section of the Income Tax Ordinance that will be relevant for such issuance in the future; and

    (ii)        all grants of Options to Non-Employees (as defined below) shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder (“3(9) Options”), or any other section of the Ordinance that will be relevant for such issuance in the future.

“Employee”shall mean a person who is employed by the Company or its Affiliates, including an individual who is serving as director or an office holder, but excluding Controlling Shareholder.

“Non-Employee”shall mean a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

    (b)        Subject to Sections 7.1 and 7.2 hereof, the effective date of the grant of an Option (the “Date of Grant”) shall be the date the Committee resolves to grant such Option or a later date specified by the Committee in its determination relating to the award of such Option and set forth in the Notice of Grant (as defined in Section 5.1(b) below). The Committee shall promptly give the Grantee written notice of the grant of an Option (the “Notice of Grant”).

    (c)        Trust. In the event 102 Options are granted under the Plan and/or Shares allocated or issued upon exercise of such 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and approved by the Israeli Commissioner of Income Tax, all in accordance with the provisions of Section 102(a) of the Ordinance (the “Trustee”). The Trustee shall hold each such Option and/or the Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Option was granted (the “Beneficial Grantee”).

In accordance with and as required by Section 102 of the Ordinance and the rules and regulations promulgated thereunder, the tax treatment of 102 Options (and any Shares received upon exercise of such Options) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for a period (the “Trust Period”) of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be approved by the Israeli Commissioner of Income Tax. If the requirements for Approved 102 Options are not met, the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

A Grantee granted 102 Options shall not sell or release from trust any Shares received upon exercise of a 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, (the “Exercised Shares”) or such 102 Options from the Trust prior to the lapse of the Trust Period as required under Section 102 of the Ordinance. Notwithstanding the aforesaid, if any such sale or release occurs prior to the lapse of the Trust Period, the sanctions under Section 102(b)(4) of the Ordinance and Section 7 of the rules and regulations promulgated under Section 102 of the Ordinance shall apply to and shall be borne by such Grantee.

Upon receipt of 102 Option, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any 102 Option or Share granted to him thereunder.

All certificates representing Shares issued to the Trustee under the Plan, for the benefit of the Grantee, shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

(d) Subject to the terms hereof, at any time after the Options have vested, with respect to any Options or Shares the following shall apply:

    (i)        Upon the written request of any Beneficial Grantee, the Trustee shall authorize release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee;

    (ii)        Notwithstanding anything to the contrary and in addition, if the Company’s Shares are listed on a stock exchange or admitted to trading on an electronic securities trading system (such as the Nasdaq Stock Market), upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Company’s designee shall effect such sale in accordance with the Beneficial Grantee’s instructions. However, the Company’s designee shall transfer such Shares and/or transfer ant consideration received therefore only after receiving the Trustee’s full authorization to such an act following which the Company’s designee shall be obligated to act in accordance with the Trustee’s instructions. The Trustee shall withhold from such proceeds the amounts of any and all taxes required to be paid in respect of such sale and the Trustee shall remit the amount so withheld to the appropriate tax authorities and shall transfer the balance thereof directly to the Beneficial Grantee.

    5.2        Dividend. With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options granted under the Plan by the Grantee and held by the Grantee or by the Trustee, as the case may be, shall entitle the Beneficial Grantee thereof to receive dividends with respect thereto in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

    5.3        Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.

    6.        Reserved Shares: The Company has reserved 500,000 authorized but unissued Shares (par value 2.30 Euro per share) for purposes of the Plan and for the purposes of any other share option plans which have been adopted by the Company, subject to adjustments as provided in Section 11 hereof. Notwithstanding the aforesaid, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan, previously issued Shares that are held by the Company (treasury shares), from time to time. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

    7.        Grant of Options:

    7.1        The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

    7.2        Without derogating from the foregoing, the Committee in its discretion may, subject to the provisions of the Ordinance, award to Grantees Options available under the Plan, provided however, that 102 Options granted under one of the Taxation Routes may be granted to the Trustee to be held in trust for the benefit of the Grantee for the period of time as required by the Section 102 or any rules or regulations promulgated thereunder.

    7.3        The Notice of Grant shall state, inter alia, the number of Shares subject to each Option, the Vesting Period (as defined below), the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options (and under which Taxation Route the Options are granted) or 3(9) Options, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Option shall, in addition, be subject to the provisions of the Ordinance applicable to such options.

The term “Vesting Period” of an Option means, for the purpose of the Plan and its related instruments, the period between the date of grant and the date on which the holder of an Option may exercise the Option.

    7.4        Validity of Options. Without derogating from the rights and powers of the Committee under Section 7.3 hereof, and without derogating from the provisions of Section 10 hereof, unless otherwise specified by the Committee, the Options shall be valid for a term of ten (10) years. The schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be determined by the Committee.

    7.5        Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

    8.        Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the par value of the Shares into which such Option is exercisable.

The exercise price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

The exercise price shall be denominated in the currency of the primary economic environment of, either the Company or the Grantee (that is the functional currency of the Company or the currency in which the Grantee is paid) as determined by the Company.

    9.        Exercise of Options:

9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

    9.2        The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon delivery of such notice by the Grantee to the Company or its designee at its principal executive office, specifying the number of Shares to be purchased and containing such other terms and conditions as the Committee shall prescribe from time to time.

    9.3        Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, if in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Options under the Plan, as provided for in Section 6 herein.

    9.4        Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

    10.        Termination of Employment or Relationship:

    10.1        Except as provided in this Section 10.1 and in Section 10.2 hereof, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or any of its Affiliates (or a company or a parent or affiliate of such company issuing or assuming the Option in a transaction to which Section 11.3 hereof applies), and unless the Grantee has remained continuously so employed or has continuously performed such services since the date of grant of the Option. If the employment of a Grantee shall terminate or Grantee shall cease performance of services for the Company or an Affiliate thereof (in either event, other than by reason of death or Disability, as the latter is defined below), all Options of such Grantee that are exercisable at the time of such termination or cessation may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination or cessation; provided, however, that if a Grantee shall voluntarily cease employment or performance of services or the Company shall terminate the Grantee’s employment for cause (as determined by the Committee), all Options theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate on the date of such termination or cessation unless otherwise determined by the Committee.

10.2 Death or Disability of Grantee.

    (a)        “Disability” shall mean the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

    (b)        If a Grantee shall die while employed by, or performing services for, the Company or an Affiliate thereof, or within ninety (90) days after the date of cessation of such Grantee’s employment or performance of services other than as a result of termination for cause (or within such longer period as the Committee may provide), or if the Grantee’s employment shall terminate or performance of services shall cease by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Grantee, at any time within one year after the date of death or Disability of the Grantee. If an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

    10.3        With respect to 102(c) Option, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall provide to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

    11.        Effect of Certain Changes:

    11.1        If there is any change in the Shares through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of Shares available for awards, the number of such shares covered by outstanding awards, and the price per share of Options shall be proportionately adjusted by the Committee to reflect such change in the issued Shares; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

    11.2        Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company or in the event of any proposed corporate separation or division, including, but not limited to, split-up, split-off or spin-off or in the event of other similar transactions, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may provide that each award granted under the Plan shall terminate as of a date to be fixed by the Committee and that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option, including any Option which would not otherwise be exercisable.

    11.3        In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 11.2 above.

    11.4        In the event of a change in the Company’s Shares as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

    11.5        Except as herein before expressly provided in this Section 11, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

    12.        Limitations on Transfer: No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

Any such action made directly or indirectly, and whether intended to take effect immediately or at a future date, shall be void.

As long as the Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

    13.        Term and Amendment of the Plan:

    13.1        The Plan shall become effective as of the date approved by the Board, subject to the approval of the Plan by the shareholders of the Company, and terminate on the earlier of (i) the tenth anniversary of such date or (ii) the termination of all outstanding Options as provided in Section 11 hereof. All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.

    13.2        Subject to applicable laws, the Board shall have complete and exclusive power and authority to amend, modify, suspend or terminate the Plan in any or all respects. Notwithstanding the foregoing, and without limiting the circumstances in which shareholder approval may be required by applicable laws, rules or regulations, any amendment that would materially increase the aggregate number of Shares as to which awards may be granted under the Plan, materially increase the benefits accruing to Grantees under the Plan, materially modify the requirements as to eligibility for participation in the Plan or expand the types of awards available under the Plan shall be subject to the approval of the holders of a majority of the Shares issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 11 shall not require such approval. Except as provided in Section 11 hereof, no such amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the Grantee consents to such amendment or modification.

    13.3        The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this Plan, if shareholders’ approval is necessary or desirable to comply with any applicable law including without limitation the securities law of the United States or the securities laws of other jurisdiction applicable to Options granted to Grantees under this Plan, or if shareholders’approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

    14.        Withholding and Tax Consequences: The Company’s obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations (of the Company or the Grantee) regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for Shares covered thereby or the subsequent disposition of Shares subject thereto or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Grantee) hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall indemnify the Company and/or its Affiliates and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

    15.        Miscellaneous:

    15.1        Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company or any of its Affiliates to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company or any of its Affiliates for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

15.2 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

15.3 Use of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.

    15.4        Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

    15.5        Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    15.6        Government Regulations. This Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Grantee including the registration of the shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.